PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-10.1

First Merchants Corporation
Senior Management Incentive
Compensation Program
Approved February 19, 2013

I.    Purpose
The Board of Directors of First Merchants Corporation (FMC) has established an executive compensation program, which is designed to closely align the interests of executives with those of our shareholders by rewarding senior managers for achieving short-term and long-term strategic management and earnings goals, with the ultimate objective of obtaining a superior return on the shareholders' investment.

II.	Administration
This plan will be administered solely by the Compensation and Human Resources Committee (Committee) of FMC, with supporting documentation and recommendations provided by the Chief Executive Officer (CEO) of FMC. The Committee will annually review the targets for applicability and competitiveness.

The Committee will have the authority to: (a) modify the formal plan document; (b) make the final award determinations; (c) set conditions for eligibility and awards; (d) define extraordinary accounting events in calculating earnings; (e) establish future payout schedules; (f) determine circumstances/causes for which payouts can be withheld; and (g) abolish the plan. No payout will be earned unless and until it is formally approved by the Committee.

Any award or payout made to a participant who is an “executive officer” of First Merchants Corporation, as defined in Rule 3b-7 under the Securities Exchange Act of 1934, is subject to recovery or “clawback” by First Merchants Corporation if the award or payout was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria. The Committee will determine whether a financial statement or performance metric criteria is materially inaccurate based on all the facts and circumstances.

III.	Covered Individuals by Officer Level/Role

A.    President and Chief Executive Officer of FMC;
B.    Executive Vice Presidents;
C.    Executive Officers, Non-Bank Presidents and Regional Presidents;
D.    Selected Senior Leadership
E.    Department Heads, Division Heads and Other Management Leadership; and

In order to receive an award, a participant must be employed at the time of the award except for conditions of death, disability or retirement.

Participants will be disqualified if their individual overall performance is rated unsatisfactory; that is, either “improvement needed” or “unacceptable.” Additional disqualifiers will be added based on the position, role and level of influence on results.

Participant lists will be reviewed annually by the Committee.

PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

IV.	Implementation Parameters

A.
The FMC CEO and EVP earnings component payouts will be determined by FMC EPS calculated on a diluted GAAP basis. The EVP & Corporate Chief Credit Officer will be weighted 70% on EPS diluted GAAP basis and 30% Corporate Efficiency Ratio.

Payouts to participants on their respective region or company earnings component will be determined by “operating earnings” (net income plus or minus non-operating items including goodwill amortization and corporate administrative charges), except that payouts to FMIG and FMTC participants will be determined by changes in “operating earnings.”

B.
When utilized, balanced scorecards will be tailored to each unit incorporating a specific weighting on various operating initiatives as set by the CEO, EVPs and SVP of HR. Balanced scorecard metrics are shown in Section V.

V.     Plan Structure
All payouts will be determined from the schedule as shown below Participants will be notified in writing at the beginning of the plan year which metrics will be reflected in their respective balanced scorecard.

Payout %	40%	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%	200%
EPS	n/a	n/a	n/a	$1.20	$1.23	$1.26	$1.29	$1.38	$1.47	$1.56	$1.65	$1.74	$2.19
Consolidated Efficiency Ratio*	n/a	n/a	n/a	n/a	60.98%	60.44%	59.9%	59.36%	58.82%	58.28%	57.74%	57.2%	n/a
Consolidated Non-Interest Income to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Regional Performance to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Regional Operating Income to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Insurance Income Growth	10%	12.5%	15%	17.5%	20%	22.5%	25%	27.5%	30%	32.5%	35%	37.5%	n/a
Insurance Revenue Growth	10%	12.5%	15%	17.5%	20%	22.5%	25%	27.5%	30%	32.5%	35%	37.5%	n/a
(Insurance only: revenue w/o contingency income)
Trust Income Growth	n/a	n/a	2%	4%	6%	8%	10%	12%	14%	16%	18%	20%	n/a
Trust Revenue Growth	n/a	n/a	2%	4%	6%	8%	10%	12%	14%	16%	18%	20%	n/a
Branch Profitability Contribution to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Commercial Sales Manager Team Loan Growth	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Business Banking Performance to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Mortgage Banking Performance to Plan	n/a	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a